As filed with the Securities and Exchange Commission on March 18, 2009             Reg. No. 333-120520

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOGISTICAL SUPPORT, INC.
(Name of Small Business Issuer in its Charter)

Utah	3728	41-2029935
(State of jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20433 Nordhoff Street
Chatsworth, California 91311
(818) 885-0300
(Address and telephone number of principal executive offices and principal place of business)

Bruce Littell
Chief Executive Officer
20433 Nordhoff Street
Chatsworth, California 91311
(818) 885-0300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David Ficksman, Esq.
TroyGould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067
(310) 553-4441

This post-effective amendment de-registers all shares of common stock registered hereunder and remaining unsold as of the date hereof
(Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

DE-REGISTRATION OF SHARES

This post-effective amendment relates to our Registration Statement on Form SB-2 (Registration No. 333-120520) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 11, 2005. The Registration Statement registered the offering of up to 21,500,000 shares of common stock of Logistical Support, Inc. (the “Registrant”), including 21,100,000 shares that are currently outstanding and 400,000 shares underlying a warrant to purchase common stock that are issuable to the selling stockholders upon exercise of such warrant.

On March 18, 2009, the Registrant filed Form 15 to suspend its obligation to file periodic reports under the Securities Exchange Act of 1934, as amended. Accordingly, pursuant to an undertaking made in the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to deregister such number of shares of common stock originally registered by the Registration Statement as may remain unsold in accordance with the plan of distribution contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California on March 16, 2009.

LOGISTICAL SUPPORT, INC.

By:	/s/ Bruce Littell
Bruce Littell Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRUCE LITTELL	Chief Executive Officer and	March 16, 2009
Bruce Littell Chief Executive Officer	Chairman of the Board

/s/ BRENT LITTELL	Director	March 16, 2009
Brent Littell

/s/ RICHARD FORTNER	Director	March 17, 2009
Richard Fortner